UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

Accenture SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2012, the Board of Directors (the “Board”) of Accenture plc (the “Company”), the general partner of Accenture SCA, appointed Gilles C. Pélisson as a new director of the Company, upon the recommendation of its Nominating & Governance Committee. Mr. Pélisson will serve until the Company’s 2013 annual general meeting of shareholders, when he will be subject to re-appointment by a vote of the Company’s shareholders.

Mr. Pélisson began his career with Accor SA (“Accor”) in the United States and then served as Senior Vice President for Accor’s Asia-Pacific region. In 1995, Mr. Pélisson was appointed Chief Executive Officer of Disneyland Paris Resort and later added the title of Chairman. He also served as Chairman and Chief Executive Officer at Bouygues Telecom. Mr. Pélisson rejoined Accor as CEO in 2006 and later was also appointed Chairman. He served at Accor until January 2011.

Mr. Pélisson joins the Board as a Class III director and has been appointed to serve on the Board’s Audit Committee. He will receive the pro rata portion of the standard compensation for service on the Board (currently $90,000 per annum) and the Audit Committee (currently $5,000 per annum), based on the number of days remaining in the current director compensation year. Mr. Pélisson may elect to receive this compensation in cash or equity. Mr. Pélisson will also receive the standard grant of restricted share units valued at $185,000 made by the Company to directors newly appointed to the Board.

The Company expects Mr. Pélisson to enter into the standard director indemnification agreement that Accenture International Sàrl, an indirect subsidiary of the Company, has with the Company’s directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.5 to the Company’s Form 8-K12B filed on September 1, 2009.

A copy of the Company’s press release issued on May 1, 2012, regarding Mr. Pélisson’s appointment to the Board is filed as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99	Press Release of Accenture plc, dated May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2012	ACCENTURE SCA, represented by its general partner, Accenture plc, itself represented by its duly authorized signatory

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary & Chief Compliance Officer of Accenture plc, general partner of Accenture SCA

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of Accenture plc, dated May 1, 2012